EXHIBIT 4.2

                 EXCERPT FROM THE MINUTES OF THE MEETING OF THE

             HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS OF

                  PROVIDIAN CORPORATION HELD FEBRUARY 21, 1996

         WHEREAS, the Securities Act of 1933 requires the registration statements (the "Registration Statements") on Form S-8 previously filed by the Corporation relating to the Providian Corporation 1995 Stock Option Plan, the Providian Corporation 1989 Stock Option Plan, the Providian Corporation 1981 Stock Option Incentive Plan, the Providian Corporation 1981 Tax Qualified Incentive Stock Option Plan, and the Providian Corporation Thrift Savings Plan (collectively, the "Plans") be amended to update certain information contained therein and to reflect certain amendments to the Plans.

         NOW, THEREFORE, BE IT RESOLVED, that the appropriate officers of the Corporation, with the assistance of its accountants and counsel, are hereby authorized to prepare, execute and file with the Securities and Exchange Commission on behalf of the Corporation such documents as are necessary to update the Registration Statements;

         BE IT FURTHER RESOLVED, that R. Michael Slaven, Assistant General Counsel and Corporate Secretary of the Corporation, be and hereby is appointed and designated as a person duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to any documents relating to the Registration Statements; and

         BE IT FURTHER RESOLVED, that the Corporation and each director and officer who may be required to execute any filings or documents relating to the Registration Statements and any amendments thereof or appendices thereto be, and hereby is, authorized to execute a power of attorney appointing James V. Elliott, R. Michael Slaven and Steven T. Downey and each of them, severally, his true and lawful attorneys and agents to execute in his name, place and stead, and on behalf of the Plans, any and all documents relating to the Plans, and to file the same with the Securities and Exchange Commission.

         RESOLVED, that the Human Resources Committee of the Board of Directors hereby recommends that the stock plans of the Corporation identified below be amended as described below:

1995 Stock Option Plan - Insert in lieu of Section 4.2

         In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or the Board may make such substitution or adjustments in the aggregate number and kind of stock or other securities or property reserved for issuance under the Plan, in the number, kind and option price of stock or other securities or property subject to outstanding Options and stock appreciation rights, in the number and kind of stock or other securities or property subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any stock appreciation right associated with any Option.

         I, R. Michael Slaven, being duly elected and acting Assistant Secretary of Providian Corporation. do hereby certify that the above is a true and correct copy of a resolution adopted by the Human Resources Committee of the Board of Directors of said corporation at a regular meeting held February 21, 1996, a quorum having been present in said meeting, and that said resolution is still in full force and effect.

         In testimony whereof, witness my hand and the seal of the corporation this 6th day of May, 1997.

                                      /s/ R. Michael Slaven

                             R. Michael Slaven

                             Assistant General Counsel and Assistant Secretary Providian Corporation